UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to Section 240.14a-12

Churchill Capital Corp III

(Name of Registrant as Specified In Its Charter)

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On October 2, 2020, Churchill Capital Corp III issued the following press release:

Churchill Capital Corp III Confirms the Anticipated Closing Date for the MultiPlan Business Combination will be October 8, 2020

NEW YORK, — October 2, 2020 — Churchill Capital Corp III (“Churchill III”) (NYSE: CCXX), a public investment vehicle, today confirmed the special meeting of stockholders to approve the pending combination with Polaris Parent Corp., the parent of MultiPlan, Inc (“MultiPlan”), will be held at 10:00 a.m. Eastern Time on October 7, 2020 via live webcast. The proxy statement is available in the Investor Resources section of Churchill III’s website as well as on www.sec.gov.

The consummation of the business combination is currently expected to occur on October 8, 2020, the day immediately following the special meeting of stockholders, subject to final stockholder approval and satisfaction of other customary conditions.

As previously disclosed, Churchill III stockholders, representing approximately 41% of the outstanding common stock of Churchill III, have agreed to vote FOR the business combination proposal with MultiPlan as well as the other proposals set forth in the proxy statement. In addition, as previously disclosed, an affiliate of MultiPlan owns approximately 6.6% of the outstanding shares of Churchill III’s common stock and has agreed to vote such shares FOR the business combination in the same proportion as the votes cast by other Churchill III stockholders FOR the business combination relative to all votes actually cast by other Churchill III stockholders with respect to such proposal.

Further, Churchill III has received commitments from existing investors and new PIPE investors for funding and non-redemptions of approximately $2.9 billion in the aggregate, which is more than sufficient to satisfy the closing cash condition.

Holders of Churchill III’s common stock as of the close of business on September 14, 2020 are entitled to vote at the special meeting. The Churchill III Board of Directors unanimously recommends that stockholders vote “FOR” the business combination proposal with MultiPlan as well as the other proposals set forth in the proxy statement.

About Churchill Capital Corp III

Churchill Capital Corp III is a public investment vehicle formed for the purpose of effecting a merger, acquisition, or similar business combination. Churchill III was founded by a group of leading current and former business and financial leaders. Churchill III’s securities are traded on the New York Stock Exchange under ticker symbols CCXX, CCXX. WS and CCXX.U. The Company raised $1.1 billion of cash proceeds in an initial public offering in February 2020. Churchill’s first public equity investment company, Churchill Capital Corp, led by Jerre Stead, merged with Clarivate Analytics, a leading provider of comprehensive intellectual property and scientific information, analytical tools, and services in May 2019. Churchill Capital Corp II and Churchill Capital Corp IV are actively pursuing initial business combination targets in any business or industry. For more information, visit iii.churchillcapitalcorp.com

About Multiplan

MultiPlan is committed to helping healthcare payers manage the cost of care, improve their competitiveness and inspire positive change. Leveraging sophisticated technology, data analytics, and a team rich with industry experience, MultiPlan interprets clients' needs and customizes innovative solutions that combine its payment integrity, network-based and analytics-based services. MultiPlan is a trusted partner to over 700 healthcare payers in the commercial health, dental, government and property and casualty markets. MultiPlan is owned by Hellman & Friedman and other investors. For more information, visit multiplan.com.

Forward-Looking Statements

This communication includes “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Terms such as “anticipate,” “believe,” “will,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “should,” “would,” or similar expressions may identify forward-looking statements, but the absence of these words does not mean the statement is not forward-looking. Such forward looking statements are based on current expectations that are subject to known and unknown risks and uncertainties, which could cause actual results or outcomes to differ materially from expectations expressed or implied by such forward looking statements. Investors are also encouraged to review the risks and uncertainties indicated in the definitive proxy statement filed with SEC on September 18, 2020, including those under “Risk Factors” therein, and other documents filed or to be filed in connection with the business combination with SEC by Churchill III. Forward-looking statements speak only as of the date made and, except as required by law, Churchill III and MultiPlan undertake no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. The forward-looking statements in this communication speak as of the date of this communication. Although Churchill III may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so whether as a result of new information, future events, changes in assumptions or otherwise except as required by securities laws.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of any securities in any jurisdiction in contravention of applicable law. In particular, this communication is not an offer of securities for sale into the United States. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements.

Additional Information and Where to Find It

In connection with the proposed transactions, Churchill III filed a definitive proxy statement with the SEC on September 18, 2020. Stockholders are urged to read the definitive proxy statement and any other documents filed with the SEC in connection with the proposed business combination or incorporated by reference in the definitive proxy statement because they will contain important information about the proposed business combination.

Investors will be able to obtain free of charge the proxy statement and other documents filed with the SEC at the SEC’s website at http://www.sec.gov. Copies of the documents filed with the SEC by Churchill III when and if available, can be obtained free of charge by directing a written request to Churchill Capital Corp III, 640 Fifth Avenue, 12th Floor, New York, NY 10019.

Contacts:

Media: Steven Lipin or Felipe Ucros. Gladstone Place Partners, 212-230-5930

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